Exhibit 3.23.2
BY-LAWS
OF
TAHARQA SPIRIT CORP.

Trust Company Complex
Ajeltake Road
Ajeltake Island
Marshall Islands
ARTICLE I
OFFICES
The principal place of business of the Corporation shall be at such place or places as the Directors shall from time to time determine. The Corporation may also have an office at such other places within or without the Marshall Islands as the Board of Directors may from time to time appoint or the business of the corporation may require.
ARTICLE II
SHAREHOLDERS
Section 1. Annual Meeting: The annual meeting of shareholders of the Corporation shall be held on such day and at such time and place within or without the Marshall Islands as the board of directors may determine for the purpose of electing Directors and of transacting such other business as may properly come before the meeting.
Section 2. Special Meeting: Special meetings of the shareholders, unless otherwise prescribed by law, may be called for any purpose or purposes at any time by order of the board of directors or by any Officer whenever required in writing to do so by shareholders owning not less than one-tenth of all outstanding shares of the Corporation entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed special meeting. Such meetings shall be held at such place and at such time as may be designated in the notice thereof by the officer of the Corporation calling any such meeting. The business transacted at any special meeting shall be limited to the purposes stated in the notice.
Section 3. Notice Of Meetings: Notice of every annual and special meeting of shareholders, other than any meeting the giving of notice of which is prescribed by law, stating the date, time, place and purpose thereof, and in the case of special meetings, the name of the person or persons at whose direction the notice is being issued, shall be given personally or sent by mail, E-mail, telefax, cablegram, telex or teleprinter at least fifteen but not more than sixty days before such meeting, to each shareholder of record entitled to vote thereat and to each shareholder of record who, by reason of any action proposed at such meeting would be entitled to have his/her shares appraised if such action were taken, and the notice shall include a statement of that purpose and to that effect. If mailed, notice shall be deemed to have been given when deposited in the mail, directed to the shareholder at his/her address as the same appears on the record of shareholders of the Corporation or at such address as to which the shareholder has given notice to the Secretary. Notice of a meeting need not be given to any shareholder who submits a signed waiver without protesting prior to the conclusion thereof the lack of notice to him. If the Corporation shall issue any class of bearer shares, notice for all meetings shall be given in the manner provided in the Articles of Incorporation.
Section 4. Quorum: At all meetings of the shareholders, except as otherwise expressly provided by law, there must be present in person or by proxy shareholders holding at least a majority of the shares issued and outstanding and entitled to vote at such meeting in order to constitute a quorum, but if less than a quorum is present, a majority of those shares present either in person or by proxy shall have power to adjourn any meeting until a quorum. shall be present.
Section 5. Voting: If a quorum is present, and except as otherwise expressly provided by law, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders. At any meeting of shareholders, each shareholder entitled to vote any shares on any manner to be voted upon at such meeting shall be entitled to one vote on such matter for each such share, and every holder of registered shares then entitled to vote may vote in person or by proxy and every holder of bearer shares then entitled to vote may vote by tabling the stock certificate(s) or, if holders of bearer stock have presented their stock to the corporation within the time specified in the notice of the meeting in order to be considered “holders of record” then such holders of bearer stock may vote in person or by proxy. Any action required or permitted to be taken at a meeting, may be taken without a meeting if a consent in writing setting forth the action so taken, is signed by all the shareholders entitled to vote with respect to the subject matter thereof.
ARTICLE III
DIRECTORS
Section 1. Number: The affairs, business and property of the Corporation shall be managed by a Board of Directors to consist of at least one director. Within the limits fixed by these Bylaws, the number of directors may be determined by either a vote of a majority of the entire Board or by vote of shareholders. The directors need not be residents of the Marshall Islands nor shareholders of the Corporation. Corporations may, to the extent permitted by law, be elected directors.
Section 2. How Elected: Except as otherwise provided by law or Section 4 of this Article, the directors of the Corporation (other than the first Board of Directors if named in the Articles of Incorporation or designated by the Incorporator) shall be elected at the annual meeting of shareholders. Each director shall be elected to serve until the next annual meeting of shareholders and until his/her successor shall have been duly elected and qualified, except in the event of his/her death, resignation, removal or the earlier termination of his/her term of office.
Section 3. Removal: Any or all of the directors may be removed, with or without cause, by a vote of the shareholders. Any director may be removed for cause by action of the Board of Directors.
Section 4. Vacancies: Vacancies in the Board of Directors occurring by death, resignation, the creation of new directorships, the failure of the shareholders to elect the whole board at any annual election of directors, or, except as herein provided, for any other reason, including removal of directors for cause, may be filled either by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, at any special meeting called for that purpose or at any regular meeting of the Board, except as otherwise prescribed by law or unless the Articles of Incorporation provide that such vacancies or newly created directorships shall be filled by vote of the shareholders. Vacancies occurring by removal of directors without cause may be filled only by vote of the shareholders.
Section 5. Regular Meetings: Regular meetings of the Board of Directors may be held at such time and place as may be determined by resolution of the Board of Directors and no notice shall be required for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting.
Section 6. Special Meeting: A Special meeting of the Board of Directors may, unless otherwise prescribed by law, be called from time to time by any officer of the Corporation who is also a director. The Secretary shall call a special meeting of the Board upon written request directed to either of them by any two directors stating the time, place and purpose of such special meeting. Special meetings of the Board shall be held on a date and at such time and at such place as may be designated in the notice thereof by the officer calling the meeting.
Section 7. Notice of Special Meeting: Notice of the date, time and place of each special meeting of the Board of Directors shall be given to each director at least forty-eight hours prior to such meeting, unless the notice is given orally or delivered in person, in which case it shall be given at least twenty-four hours prior to such meeting. For the purpose of this Section, notice shall be deemed to have been given to a director if given personally (including by telephone) or if such notice be delivered to such director by mail, E-mail, telefax, cablegram, telex or teleprinter to his/her last known address. Notice of a meeting need not be given to any director who submits a signed waiver of notice, whether before ort after the meeting, or who attends the meeting without protesting, prior to the conclusion thereof, the lack of notice to him/her.
Section 8. Quorum: A majority of the entire board, present in person or by proxy or by communications equipment, shall constitute a quorum for the transaction of business.
Section 9. Voting: The vote of the majority of the directors, present in person or by proxy, in communication by telefax or conference telephone, at a meeting at which a quorum is present shall be the act of the directors. Any action required or permitted to be taken at a meeting may be taken without a meeting if all the members of the Board consent in writing thereto.

Section 10. Compensation of Directors and members of Committees: The board may from time to time, in its discretion, fix the amounts which shall be payable to members of the Board of Directors and to members of any committee, for attendance at the meetings of the Board or of such committee and for services rendered to the Corporation.
ARTICLE IV
COMMITTEES
Section 1. Executive Committee and Other Committees: The Board may, by resolution or resolutions passed by a majority of the entire Board, designate from among its members an Executive Committee to consist of one or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions, or in these Bylaws, shall have and may exercise, to the extent permitted by law, the powers of the Board of Directors in the management of the business and affairs of the Corporation, ands may have power to authorize the seal of the corporation to be affixed to all papers which may require it. In addition, the Board of Directors may, by resolution or resolutions passed by a majority of the entire Board, designate from among its members other committees to consist of one or more directors of the Corporation, each of which shall perform such function and have such authority and powers as shall be delegated to it by said resolution or resolutions or as provided •for in these Bylaws, except that only the Executive Committee may have and exercise the powers of the Board of Directors. Members of the Executive committee and any other committee shall hold office for such period as may be prescribed by the vote of the majority of the entire Board of Directors, subject, however, to removal at any time by the vote of the Board of Directors. Vacancies in the membership of such committees shall be filled by vote of the Board of Directors. Committees may adopt their own rules of procedure and may meet at stated times or on such notice as they may determine. Each committee shall keep a record of its proceedings and report the same to the Board when requested.
ARTICLE V
OFFICERS
Section 1. Number and Designation: The Board of Directors shall appoint a secretary. In addition, the Board of Directors may appoint such other officers as it deems necessary. Officers may be of any nationality, need not be residents of the Marshall Islands and may be, but are not required to be, directors. Officers of the Corporation may be natural persons, corporations or other business entities. If an officer is corporation or other business entity, the duties of such officer may be carried out by any duly authorized representative of such corporation or other business entity acting in its name. Any two (2) or more offices may be held by the same natural person, corporation or other business entity.
The officers shall be appointed annually by the Board of Directors at its first meeting following the annual election of directors, but in the event of the failure of the Board to so appoint any officer, such officer may be appointed at any subsequent meeting of the Board of Directors. The salaries of the officers and any other compensation paid to them shall be fixed from time to time by the Board of Directors. The Board of Directors may at any meeting appoint additional officers. Each officer shall hold office until the first meeting of the Board of Directors following the next annual election of directors and until his/her successor shall have been duly appointed and qualified, except in the event of the earlier termination of his/her term of office through death, resignation, removal or otherwise. Any officer may be removed by the Board at any time with or without cause. Any vacancy in an office may be filled for the unexpired portion of the term of such office by the Board of Directors at any regular or special meeting.
Section 2. President or Managing Director (if applicable): The President or Managing Director shall be the Chief Executive Officer of the Corporation and shall have the general management of the affairs of the Corporation, together with the powers and duties usually incident to the office of President or Managing Director, except as specifically limited by appropriate written resolution of the Board of Directors and shall have such other powers and perform such other duties as may be assigned to him/her by the Board of Directors. If a natural person, the President or Managing Director shall preside at all meetings of shareholders at which he/she is present and if he/she is a director, at all meetings of the directors.
Section 3. Treasurer (if applicable): The Managing Director or, if there shall be no Managing Director, the Treasurer shall have general supervision over the care and custody of the funds, securities and other valuable effects of the Corporation and shall deposit the same or cause the same to be deposited in the name of the Corporation in such depositories as the board of directors may designate, shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall have supervision over the accounts of all receipts and disbursements of the Corporation, shall, whenever required by the Board, render or cause to be rendered financial statements of the Corporation, shall have the power and perform the duties usually incident to the office of Treasurer; and shall have the powers and perform such other duties as may be assigned to him/her/it by the Board of Directors, Managing Director or President.
Section 4. Secretary: The Secretary shall, if a natural person, act as Secretary of all meetings of the shareholders and of the Board of Directors at which he/she is present. The secretary shall have supervision over the giving and serving of notices of the Corporation; shall be the custodian of the corporate records and of the corporate seal of the Corporation; shall be empowered to affix the corporate seal to those documents, the execution of which, on behalf of the corporation under its seal, is duly authorized and when so affixed may attest the same, and shall exercise the powers and perform such other duties as may be assigned to him/her/it by the Board of Directors, Managing Director or the President.
Section 5. Other Officers: Officers other than those treated in section 2 through 4 of this article shall exercise such powers and perform such duties as may be assigned to them by the Board of Directors or by the President or Managing Director.
Section 6. Bond: The Board of Directors shall have the power to the extent permitted by law, to require any officer, agent or employee of the Corporation to give bond for the faithful discharge of his/her duties in such form and with such surety or sureties as the Board of Directors may deem advisable.

ARTICLE VI
CERTIFICATES FOR SHARES
Section 1. Form and Issuance: The shares of the Corporation shall be represented by certificates in a form meeting the requirements of law and approved by the Board of Directors. Certificates shall be signed by an Officer and/or a Director. Signatures of the Officer and/or Director may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee.
Section 2. Transfer: The board of directors shall have the power to make such rules and regulations as they may deem expedient concerning the issuance, registration and transfer of certificates representing shares of the corporation’s stock, and may appoint transfer agents and registrars thereof.
Section 3. Loss of Stock Certificates: The Board of Directors may direct a new certificate or certificates of stock to be issued in place of any certificate or certificates thereof issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion, and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his/her representative, to advertize the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.
ARTICLE VII
DIVIDENDS
Section 1. Declaration and Form: Dividend may be declared in conformity with law by, and at the discretion of, the board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, stock, or other property of the Corporation.
ARTICLE VIII
CORPORATE SEAL
Section 1. Corporate Seal: The seal of the Corporation, if any, shall be circular in form, with the name of the corporation in the circumference and such other appropriate legend as the Board of directors may from time to time determine.

ARTICLE IX
FISCAL YEAR
Section 1. Fiscal Year: The fiscal year of the corporation shall be such period of twelve consecutive months as the Board of Directors may by resolution designate.
ARTICLE X
AMENDMENTS
Section 1. By the Shareholders: These Bylaws may be amended, added to, altered or repealed or new Bylaws may be adopted, at any meeting of the shareholders of the Corporation by the affirmative vote of the holders of a majority of the stock present and voting at such meeting provided notice that an amendment is to be considered and acted upon is inserted in the notice or waiver of notice of said meeting.
Section 2. By the Directors: If the Articles of Incorporation so provide, these Bylaws may be amended, added to, altered or repealed or new Bylaws may be adopted, at any regular or special meeting of the Board of Directors by the affirmative vote of a majority of the entire Board, subject, however, to the power of the shareholders to alter, amend or repeal any Bylaw as adopted.
ARTICLE XI
INDEMNIFICATION
Section 1. The Corporation shall indemnify its directors and officers to the full extent of its powers granted under the provisions of, and in the situations described in, Section 60 of the Business Corporation Act.